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                                                                EXHIBIT 10.34

                      1996 STOCK WAGE AND FEE PAYMENT PLAN

         This Plan is adopted as of this 30th day of September, 1996, for the benefit of certain employees and directors of The Tracker Corporation of America, a Delaware corporation ("Tracker US"), The Tracker Corporation, a corporation organized under the laws of the province of Ontario, Canada ("Tracker Canada").

                                  INTRODUCTION

         A.       Tracker Canada is a wholly owned subsidiary of Tracker US.

         B. In order to reduce Tracker US and Tracker Canada's need for cash and to retain and motivate eligible employees and directors, and to provide them with incentives and rewards more directly linked to the profitability of Tracker US's business and increases in stockholder value, Tracker US may designate certain months to grant shares of its Common Stock ("Shares") to certain employees and directors in lieu of all of their respective wage payments or fees during the period from October 1, 1996 through January 31, 1997.


                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual benefits to Tracker US, Tracker Canada, and eligible employees and directors who so elect, to be derived from their employment or directorship by Tracker US and Tracker Canada, the parties hereby agree as follows:


DESCRIPTION OF THE PLAN

         Under the Plan, Tracker Canada may designate certain months during the period October 1, 1996 through January 31, 1997 as months in which it may compensate certain full-time employees and non-employee (outside) directors in the form of stock, in lieu of cash, in whole or in part (the "Designated Months"). Each full-time employee of Tracker US and Tracker Canada and non-employee (outside) director of Tracker US may elect, after the S-8 registration statement is filed, to receive his or her compensation for the Designated Months as:

                  Option (a):               Cash,

                  Option (b):               50% Discounted Stock, or

                  Option (c):               Stock at market value, with a
                                            guarantee three times future value.


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An employee or non-employee (outside) director may elect, on a form approved by
Tracker US (sample form attached), to receive his or her compensation for the Designated Months in any combination of Options (a), (b) or (c). The election is binding with respect to compensation for the Designated Months.

         Before the beginning of each calendar month in the period October 1996 through January 1997, Tracker US will notify each full-time employee or non-employee (outside) director who has elected Option (b) or (c) whether the month will be a Designated Month. If it is, then the affected full-time or non-employee (outside) director will receive his or her compensation for the Designated Month in the previously elected form.

         An employee or non-employee (outside) director who elects Option (b) will receive on the first business day of each Designated Month (or shortly thereafter) a number of Shares equal to his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for the month, divided by one-half of the "Month's Original Price". The "Month's Original Price" means the average quoted closing bid for the last five business days of the preceding month. The shares will be freely tradeable upon the filing of the S-8 registration statement. Each employee and non-employee (outside) director agrees that if he or she terminates service before the end of the Designated Month for which the shares are allocated, he or she will return to Tracker US the portion of shares (or their then cash-value) that corresponds to the remainder of the Designated Month. However, in the case of an employee who is laid off or otherwise terminated by Tracker US or Tracker Canada (other than for cause) before the end of the Designated Month, he or she will not be obligated to return such shares or cash value.

         An employee or non-employee (outside) director who elects Option (c) will receive on the first business day of each Designated Month (or shortly thereafter) a number of Shares equal to his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for the Designated Month, divided by the Month's Original Price. The shares will be freely tradeable upon the filing of the S-8 registration statement. Each employee and non-employee (outside) director agrees that if he or she terminates service before the end of the Designated Month for which the shares are allocated, he or she will return to Tracker US the portion of shares (or their cash-value) that corresponds to the remainder of the Designated Month. However, in the case of an employee who is laid off or otherwise terminated by Tracker US or Tracker Canada (other than for cause) before the end of the Designated Month, he or she will not be obligated to return such shares or cash value.

         If an employee or non-employee (outside) director does not dispose of any Option (c) shares for 30 months after the shares are allocated and remains an employee or director of Tracker US or Tracker Canada for such period, then Tracker US will make a payment to the employee or non-employee (outside) director equal to the excess, if any, of (1) three-times the amount of cash compensation that the employee or director elected to receive in the form of Option (c) shares for all the Designated Months (or for such shorter period if an employee was laid off or otherwise terminated by Tracker US or Tracker Canada (other than for cause) before


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January 31, 1997) (the "Guaranty Price") minus (2) the product of (A) the average quoted bid price for the five business days before the conclusion of the 30-month period (the "30 Month Price"), multiplied by (B) the number of Option
(c) shares. (In the case of an employee, the condition that he or she still be an employee at the end of the 30-month period does not apply if the employee is laid off or otherwise terminated by Tracker US or Tracker Canada (other than for cause) before the end of the period). Tracker US has the option to pay the excess in the form of cash, additional stock, or both. In the alternative, Tracker US may purchase the Option (c) shares for the Guaranty Price.

         Tracker US will register 1,200,000 shares for the plan. In the event that for any reason the number of remaining authorized, but unissued, shares under the Plan is less than the number of shares that eligible employees and directors would otherwise be entitled to receive, then each eligible employee or director who elected to receive shares under Option (b) or Option (c) (an "electing participant") shall receive the following number of Option (b) or Option (c) shares:

                                   (A/B) x C,

where A is the number of remaining authorized but unissued shares under the Plan; B is the total number of shares (Option (b) and Option (c)) which the electing participants would otherwise be entitled to receive, and C is the number or Option (b) or Option (c) shares that the electing participant would otherwise be entitled to receive.

         No fees, commissions or other charges will be paid by the electing participants in connection with the grants of Shares to such persons under the Plan. Participants may elect to participate in the Plan by executing an election form approved by Tracker US (sample attached). Shares issued to participants may be authorized but unissued shares or treasury shares.

         Each of the electing participants agrees that, no later than the dates of which the value of any Shares granted pursuant to this Agreement first becomes includible in the gross income of such person for US federal income tax purposes, he or she will pay to Tracker US, or make arrangements satisfactory to Tracker US regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares. The obligations of Tracker US under this Agreement shall be conditioned upon such payment or arrangements, and Tracker US shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to any electing participant.

         Each of the electing participants understands and hereby acknowledges that any future sale of any such Shares will be regulated by the 1933 Act. Each of the electing participants understands that the transfer of any such Shares out of his name will be permitted only if the request for transfer is accompanied by evidence satisfactory to Tracker US and its counsel that such transfer will not result in a

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violation of any applicable federal, state or provincial law, rule or regulation.

         Each of the electing participants understands and hereby acknowledges that (i) the risk of an increase in the market price of the Shares shall be borne solely by Tracker US and (ii) the risk of a decrease in the market price of the Shares shall be borne solely by the electing participants.

         In the event of any conflict or inconsistency between the terms of this Agreement and the employment or directorship agreements of the electing participants, the terms of this Agreement shall prevail.

         The terms of this Agreement shall be governed by Arizona law, without regard to its conflicts of law principles.

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         This Agreement constitutes the entire agreement between the parties hereof. This Agreement shall not be altered, amended or modified except by written agreement signed by the parties hereto.

         Dated as of the date first above written.

                              TRACKER US

                              By:    /s/ Mark J. Gertzbein
                                     -----------------------------------------
                                                Mark J. Gertzbein
                                                Its:  Executive Vice-President


                              TRACKER CANADA

                              By:   /s/ I. Bruce Lewis
                                     -----------------------------------------
                                                I. Bruce Lewis
                                                Its:  President



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               ELECTION UNDER 1996 STOCK WAGE AND FEE PAYMENT PLAN


         This election is made by the undersigned full-time employee or non-employee (outside) director under the 1996 Stock Wage and Fee Payment Plan (the "Plan") adopted by The Tracker Corporation of America, a Delaware corporation ("Tracker US") and The Tracker Corporation, a corporation organized under the laws of the province of Ontario ("Tracker Canada").

         The undersigned hereby elects to receive his or her compensation (not including discretionary bonuses, overtime, and other extra payments) in the following forms during each Designated Month:
         Percentage
         __________%       Option (a) -      Cash
         __________%       Option (b) -      50% Discounted Stock
         __________%       Option (c) -      Stock at market value, with
                                             guarantee three times future value

Total    __________%

         The undersigned has read the Plan and the prospectus for the stock to be issued pursuant to the Plan, and agrees to be bound by all of the terms and conditions, and agreements in the Plan, which is hereby incorporated by reference.
                                        Signature:______________________________

                                        Name:___________________________________